Macquarie Infrastructure Company LLC
125 W. 55th Street
New York, NY 10019
USA
Media Release
MACQUARIE INFRASTRUCTURE COMPANY ANNOUNCES
FILING OF AMENDED AND RESTATED FINANCIAL RESULTS
New York, NY – October 16, 2006 Macquarie Infrastructure Company has filed amended and restated financial results for the quarters ended March 31, 2006 and June 30, 2006. The restatements are the result of the Company concluding that its derivative instruments did not qualify for hedge accounting treatment under Statement of Financial Accounting Standards No. 133 (“SFAS 133”). Both interest rate swaps and foreign currency exchange rate hedges were reported using hedge accounting during the affected periods.
The restatement has resulted in an increase in reported net income and has had no impact on reported cash from operations, operating income or cash available for distribution.
The restatement increased the Company’s reported net income for the quarter ended March 31, 2006 from a loss of $1.3 million, or ($0.049) per share, to a gain of $7.6 million, or $0.28 per share. Net income for the quarter ended June 30, 2006 increased from $4.5 million, or $0.17 per share, to $9.4 million, or $0.35 per share. In both quarters the changes are reported as increases in unrealized gain on derivative instruments.
As a result of declines in interest rates during the third quarter, the Company anticipates that its earnings for the third quarter will reflect a reversal of substantially all of the non-cash gains on derivatives recorded in the first half of 2006. MIC expects to record a cumulative unrealized gain on derivative instruments (pre-tax) of between $1.0 and $3.0 million through the nine months ended September 30, 2006. As in the first half of the year, these will be non-cash adjustments that have no impact on operating income, cash flow or cash available for distribution.
MIC also filed an amended and restated annual report of its financial results on Form 10-K/A for the full year 2005 to reflect changes in its quarterly and segment results for that year. The restatement had an immaterial impact on the Company’s audited full-year results for 2005.
MIC believes that its hedging transactions were, and will continue to be, effective in reducing its exposure to interest rate and currency exchange rate fluctuations. The Company will seek hedge accounting treatment for its derivative instruments in 2007.
The restated reports can be found under “SEC filings” behind the Investor Center tab on the Company’s website at www.macquarie.com/mic.
ABOUT MACQUARIE INFRASTRUCTURE COMPANY
Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses, which provide basic, everyday services to customers in the United States. Its businesses and investments consist of an airport services business, an airport parking business, a district energy business, a gas production and distribution business, and a 50% interest in a bulk liquid storage terminal business.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance its debt, and implement its strategy, decisions made by persons who control the Company’s investments including the distribution of dividends, the regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.
MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Macquarie Infrastructure Company LLC
125 W. 55th Street
New York, NY 10019
USA
Australian banking regulations that govern the operations of Macquarie Bank Limited and all of its subsidiaries, including the Company’s manager, require the following statements. Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited or of any Macquarie Group company and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital from Macquarie Infrastructure Company Trust.
“Macquarie Group ” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates. MIC-G
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